Exhibit 99.1

Ralcorp Receives IRS Private Letter Ruling Related to the Separation of its Post Cereals Business

ST. LOUIS, Jan. 20, 2012 /PRNewswire/ — Ralcorp Holdings, Inc. (NYSE: RAH) today announced that it has received a ruling from the Internal Revenue Service (“IRS”) confirming the tax-free nature of the distribution of at least 80 percent of the outstanding shares of common stock of Post Holdings, Inc. to Ralcorp shareholders and related transactions. Based on certain facts, assumptions, representations and undertakings set forth in the ruling, the ruling concludes that for U.S. federal income tax purposes, the separation of the Post cereals business will qualify as a tax-free distribution to Ralcorp and to the holders of common shares of Ralcorp (except in respect of cash received in lieu of fractional shares). Ralcorp also announced that subject to the consummation of the separation, common stock of Post Holdings, Inc. has been approved for listing on the New York Stock Exchange under the symbol “POST.”

In connection with the separation, Ralcorp expects to receive approximately $900 million from Post. Ralcorp’s Board of Directors intends to use these proceeds to reduce debt, aggressively pursue private-brand acquisitions and pursue additional share repurchases under the Company’s remaining share repurchase authorization of approximately five million shares. In addition, Ralcorp expects to retain up to 20 percent of the outstanding shares of Post.

On January 17, 2012, Ralcorp announced that its Board of Directors approved the separation of Post, subject to satisfaction or waiver of certain conditions including, but not limited to, the Registration Statement on Form 10 (the “Form 10”) for Post common stock being cleared by the Securities and Exchange Commission (“SEC”), the receipt of an opinion of tax counsel, the completion of related financing transactions and the other conditions summarized in the preliminary form of information statement included in Amendment No. 3 to the Form 10 filed by Post with the SEC. The transaction does not require approval from Ralcorp shareholders. Amendment No. 3 to the Form 10 includes as Exhibit 2.1, a preliminary form of the Separation and Distribution Agreement, including the closing conditions. Those filings are available at www.sec.gov.

Cautionary Statement on Forward-Looking Language

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the proposed separation, disruption to operations as a result of the proposed separation, inability of one or more of the businesses to operate independently following the completion of the proposed separation, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Ralcorp’s cautionary statements contained in its filings with the SEC and that Post identifies in its Form 10 Registration Statement. Ralcorp disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release. There can be no assurance that the proposed transactions will be completed as anticipated or at all.

About Ralcorp Holdings, Inc.

Ralcorp produces Post branded cereals, a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

Contact:

Matt Pudlowski

Director, Business Development

(314) 877-7091

Joele Frank / Eric Brielmann / James Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449